Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Joel W. Looney, President of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 6, 2019	/s/ Joel W. Looney
Joel W. Looney, President
(Principal Executive Officer)

I, Kathryn Burns, Chief Financial Officer, Chief Accounting Officer, Vice President, Treasurer, Asst. Secretary of Boulder Growth & Income Fund, Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 6, 2019	/s/ Kathryn Burns
Kathryn Burns, Treasurer
(Principal Financial Officer)